JONES SIMKINS P.C.
Certified Public Accountants
1011 West 400 North, Suite 100
P.O. Box 747
Logan, UT 84323-0747
Phone: (435) 752-1510 • (877) 752-1510
Fax: (435) 752-4878

OFFICERS:
Paul D. Simkins, CPA
Michael C. Kidman, CPA, MBA
Brent S. Sandberg, CPA
Brett C. Hugie, CPA
Mark E. Low, CPA
H. Paul Gibbons, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 16, 2006, except for footnote 2, which is dated June 18, 2007, relating to the financial statements of Quest Group International, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

Jones Simkins, P.C.

JONES SIMKINS, P.C.
Logan, Utah
June 29, 2007